UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2025

JONES SODA CO.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1522 Western Avenue, Suite 24150, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 7, 2025, Jones Soda Co. (the “Company”) issued an unsecured promissory note to Paul Norman, the Chairman of the Company’s board of directors, in the aggregate principal amount of $450,000 (the “Note”). The maturity date of the Note is October 10, 2025 (the “Maturity Date”). Interest on the unpaid principal balance of the Note accrues at 12% per annum, payable on the Maturity Date. In addition to the principal balance, the Company agreed to pay a loan origination fee of $22,000 to Mr. Norman, due on the Maturity Date. The foregoing description of the Note is a summary and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2025	JONES SODA CO.

/s/ Brian Meadows
Brian Meadows
Chief Financial Officer

-4-